Exhibit 99.1

 Form 51-105Fl

Notice -OTC Issuer Ceases to be an OTC Reporting Issuer

This is the form required under paragraph 4 (1) (d) of Multilateral Instrument 51-105 Issuers Quoted in the Us. Over-the-Counter Markets for an a TC issuer to give notice that it has ceased to be an aTC reporting issuer under section 3 of the Instrument in a jurisdiction other than Quebec.

In Quebec, an aTC reporting issuer must apply to the securities regulatory authority to have its status as an aTC reporting issuer revoked in order to cease to be a reporting issuer.

The Issuer

Name of Issuer:	Protokinetix, Inc.	(the Issuer)

Head office address:	9176 South Pleasants Highway
St. Marys, WV
26170

Last head office address (if different from above):	same as above

Telephone number:	304 299-5070

Fax number:	N/A

E-mail address:	contact@protokinetix.com

Ticker-symbol date:	PKTX

Ceasing to be a Reporting Issuer

The Issuer certifies the following statements to be true:

1            The Issuer's business is not directed or administered, and has not been directed or administered for at least one year, in or from British Columbia

2            Promotional activities are not carried on, and have not been carried on for at least one year, in or from British Columbia.

3            More than one year has passed since the ticker-symbol date.

If the preceding statements are true, on filing this Notice, the Issuer is no longer an OTC reporting issuer in British Columbia.

If the preceding statements are true, on filing this Notice, the Issuer has ceased to be a reporting issuer in British Columbia.

Certificate

On behalf of the Issuer, I certify that the statements made in this Notice are true.

Date:	May 2, 2016

Protokinetix, Inc.
Name of Issuer

Clarence E. Smith, President and CEO,
304-299-5070
Print name, title and telephone number of person signing on behalf of the Issuer

/s/ Clarence E. Smith
Signature

Warning: It is an offence to make a statement in this Notice that is false or misleading in a material respect, or to omit facts that make this Notice false or misleading in a material respect.